Exhibit 10.20

Certain information has been omitted from the exhibit because it is both
(i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential.
The omissions have been indicated by (“[***]”).

DATED 4 November 2021

SUPPLY OF SUPPORT SERVICES AGREEMENT

between

PILANESBERG PLATINUM MINES PROPRIETARY LIMITED

and

KELLTECHNOLOGY SOUTH AFRICA (RF) PROPRIETARY LIMITED

CONTENTS

CLAUSE

1.	Interpretation	1
2.	Commencement and duration	3
3.	PPM’s obligations	3
4.	KTSA’s Obligations	4
5.	Charges and payment	5
6.	Quality of services	7
7.	Confidentiality	8
8.	Limitation of liability	9
9.	Termination	8
10.	Force majeure	10
11.	General	11
12.	Rights of third parties	12
13.	Notices	12
14.	Dispute resolution	13
15.	Governing law and jurisdiction	14

i

THIS AGREEMENT is dated 4 November 2021

PARTIES

(1)	PILANESBERG PLATINUM MINES PROPRIETARY LIMITED (registration number 2002/015572/07) a private limited liability company incorporated in accordance with the laws of South Africa whose registered office is at Unit FF04, First Floor, Southdowns Office Park Cnr. John Vorster Drive & Karee Road Irene Ext 54, 0157 Centurion, Republic of South Africa (“PPM”); and

(2)	KELLTECHNOLOGY SOUTH AFRICA (RF) PROPRIETARY LIMITED (registration number 2008/026628/07), a private limited liability company incorporated in accordance with the laws of South Africa, whose registered office is at Unit FF04, First Floor, Southdowns Office Park Cnr. John Vorster Drive & Karee Road Irene Ext 54, 0157 Centurion, Republic of South Africa (“KTSA”).

RECITALS

The Parties have agreed that PPM will provide certain services to KTSA in relation to the design, construction and commissioning and operation of the PPM Kell Plant on the terms set out in this Agreement.

AGREED TERMS

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this Agreement.

(a)	Agreement means this agreement, together with the schedule thereto;

(b)	Effective Date means 1 January 2021;

(c)	Governmental Entity means any national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof), or any governmental department, or any agency, regulator, court, entity, commission, board, ministry, bureau, locality or authority of any of the foregoing, or any quasi-governmental or private body exercising any binding regulatory or other governmental or quasi-governmental authority or function in South Africa;

(d)	Group means Kellplant, KTSA and any company in which KTSA (a) owns directly or indirectly a majority of the issued share capital and/or (b) holds directly or indirectly a majority of the voting rights (c) is entitled to receive the majority of any distribution (d) is entitled to receive the majority of its assets on a winding up and/or (e) any holding company which directly or indirectly controls KTSA;

(e)	Interest Rate means Prime plus [***] %;

(f)	Kellplant means Kellplant Proprietary Limited (registration number 2015/364753/07), a private limited liability company incorporated in accordance with the laws of South Africa, whose registered office is at Unit FF04, First Floor, Southdowns Office Park Cnr. John Vorster Drive & Karee Road Irene Ext 54, 0157 Centurion, Republic of South Africa;

(g)	Kelltechnology means the hydrometallurgical process developed by [***] for the extraction of PGMs that requires significantly less electrical energy than the current conventional matte smelting process;

(h)	Law means any applicable law (including all statutes and subordinated legislation or other legislative measure), constitution, treaty, regulation, rule, ordinance, by-laws, principle of common law, order or decree of any Governmental Entity (including any judicial or administrative interpretation thereof) in force from time to time;

(i)	Parties means PPM and KTSA and “Party” means any one of them as the context requires; PPM Expenses has the meaning set out in clause 5.8;

(j)	“PPM Key Personnel” means each of the individuals specified in Schedule 1 of this Agreement shall assume primary responsibility for providing the Services in terms of this Agreement;

(k)	Prime means the publicly quoted nominal prime rate of interest per annum from time to time at which Investec Bank Limited lends money on unsecured overdraft to corporate borrowers, which interest rate shall be a nominal annual rate compounded monthly in arears, and calculated on a 365 day year, irrespective of whether or not the year in question is a leap year. A certificate from any manager of Investec Bank Limited, whose appointment or authority need not be proved, as to Prime at any time and the usual way in which it is calculated and compounded at such time shall, in the absence of clerical or manifest error, be prima facie proof of prime;

(l)	Project Documents means any agreements and documents in relation to the design, engineering, construction, commissioning, development and/or operation of the PPM Kell Plant, including all documents, drawings and sketches, maps, plans, photographs, specifications, calculations, reports, computer software, databases, manuals, as built documents, models, three-dimensional works pertaining to geography or topography or other architectural works, technical and design documents and any other copyright works prepared for the benefit of Kellplant;

(m)	Rand Equivalent means the official closing mid-market US Dollar to South African Rand exchange rate on the date on which each monthly invoice is issued, as published by Bloomberg (https://www.bloomberg.com/quote/USDZAR:CUR) at 11h00 (South African time) on the date on which such invoice is issued (or if no such date is quoted by Bloomberg, then the official closing mid-market US Dollar to South African Rand exchange rate published on the Reuters Screen FX Page as at 11h00 (South African time) on the date on which such invoice is issued);

(n)	Reasonable and Prudent Standards means the standards of a person using reasonable efforts to perform its obligations under this Agreement exercising the degree of skill, diligence, prudence and foresight that would reasonably and ordinarily be expected from a skilled and experienced professional complying with all applicable Laws;

(o)	Services means the corporate and personnel support services to be provided by PPM to KTSA under this Agreement including, without limitation:

(i)	assisting in the marketing of Kelltechnology to producers of PGMs; and

(ii)	relating to the preparation of management accounts, audited accounts, corporate administration, preparation and minuting of director and shareholder meetings, financial statements and the facilitation of financial audits, in respect of Kellplant;

(p)	Signature Date means the date on which this Agreement is signed by the last Party signing this Agreement; and

(q)	South Africa means the Republic of South Africa.

1.2	Clause, schedule and paragraph headings are for reference purposes and convenience only and shall not affect the interpretation of this Agreement.

1.3	If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement.

1.4	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.5	The schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the schedules.

1.6	Terms defined in this Agreement shall bear the same meanings in schedules to this Agreement to the extent to which they do not themselves contain their own definitions.

1.7	Words in the singular shall include the plural and vice versa.

1.8	The rule of construction that a contract should be interpreted against the Party responsible for drafting or preparation of the contract, shall not apply to this Agreement.

1.9	Where the words include(s), including or in particular are used in this Agreement, they are deemed to have the words without limitation following them. Where the context permits, the words other and otherwise are illustrative and shall not limit the sense of the words preceding them.

1.10	Any obligation in this Agreement on a person not to do something includes an obligation not to agree, allow, permit or acquiesce in that thing being done.

1.11	References to clauses and schedules are to the clauses and schedules of this Agreement.

1.12	Any reference in this Agreement to any other agreement or document shall be construed as reference to such agreement or document as same may have been, or may from time to time be, amended, varied, novated or supplemented.

2.	Commencement and duration

2.1	PPM shall provide the Services to KTSA on the terms and conditions of this Agreement from the Effective Date.

2.2	PPM shall provide the Services from the Effective Date and shall continue to provide the Services until such time as the Services are terminated in accordance with clause 9.

3.	PPM’s obligations

3.1	PPM shall provide and complete the Services to KTSA:

(i)	in accordance with this Agreement;

(ii)	in accordance with Project Documents insofar as they pertain to the Services;

(a)	in performing its obligations under this Agreement, not do anything or fail to do something which causes any member of the Group to be in breach of its obligations under the Project Documents or which impedes, hinders or disrupts any member of the Group’s performance of its obligations under the Project Documents;

(b)	obtain and maintain all necessary licences and consents and comply with all relevant Laws in relation to the Services;

(c)	observe all health and safety rules and regulations and any other reasonable security requirements that apply at the KTSA premises and that have been communicated to it under clause 3.1(d) provided that it shall not be liable under this Agreement if, as a result of such observation, it is in breach of any of its obligations under this Agreement;

(d)	notify KTSA in writing as soon as it becomes aware of any health and safety hazards or issues which arise: (i) in relation to the Services; and/or (ii) at the KTSA premises;

(e)	co-operate with KTSA in all matters relating to the Services; and

(f)	generally, do all such things necessary and incidental to the provision of the Services as may be required by KTSA, acting reasonably.

3.2	PPM must ensure that:

(a)	any documents to be prepared by PPM and submitted to KTSA under this Agreement are in a format approved by KTSA, acting reasonably; and

(b)	the PPM employees rendering the Services are familiar with and comply with KTSA’s reasonable directions, procedures and policies that are provided by KTSA to PPM.

3.3	PPM is and remains fully responsible for the suitability and safety of the equipment used by all the PPM employees from time to time, whether within or outside KTSA’s premises.

3.4	For the duration of the term of this Agreement, PPM shall:

(a)	ensure that the PPM Key Personnel are suitably qualified, skilled and experienced to provide the Services contemplated in this Agreement and whose deployment by PPM to provide the Services shall be approved in writing by KTSA, acting reasonably;

(b)	immediately notify KTSA by way of telephone and/or email should any material circumstances arise, including any delays, in respect of or in connection with the rendering by it or any third party supplier of the Services and to work expeditiously with KTSA to resolve any such issues as may arise from time to time.

4.	KTSA’s Obligations

4.1	KTSA shall:

(a)	co-operate with PPM in all matters relating to the Services and do such things as may be reasonably necessary to enable PPM to deliver the Services;

(b)	to the extent that PPM has not been involved in the preparation and execution of any of the Project Documents, provide PPM with a copy of any such Project Documents upon execution thereof as soon as is reasonably practicable, to the extent that KTSA is a party thereto;

(c)	provide PPM, its agents, subcontractors, consultants and employees, in a timely manner and at no charge, reasonable access to the KTSA premises, office accommodation, data and other facilities to the extent necessary for the performance of Services, provided that KTSA reserves the right to (acting reasonably) refuse any PPM agents, subcontractors, consultants and employees access to KTSA’s premises at any time;

(d)	provide, in a timely manner, such information as PPM may reasonably require for the provision of the Services;

(e)	obtain and maintain all necessary licences and consents and comply with all relevant legislation in relation to its operations;

(f)	be responsible (at its own cost) for preparing and maintaining the relevant premises for the supply of the Services, including identifying, monitoring, removing and disposing of any hazardous materials from any of its premises in accordance with all applicable laws, before and during the supply of the Services at those premises;

(g)	inform PPM of all health and safety rules and regulations and any other reasonable security requirements that apply at the KTSA premises;

(h)	ensure that all equipment, systems or facilities of KTSA are used directly or indirectly in the supply of the Services are in good working order and suitable for the purposes for which it is used in relation to the Services and conforms to all applicable standards and requirements in South Africa; and

(i)	make payment against PPM’s invoices for the provision of the Services Fee (as defined in 5.1 below) in accordance with clauses 5.5, 5.6 and 5.7, and PPM Expenses in accordance with clause 5.8.

4.2	If PPM’s performance of its obligations under this Agreement is prevented or delayed by any act or omission of KTSA, its agents, subcontractors, consultants, or employees, PPM shall not be liable for any costs, charges or losses sustained or incurred by KTSA that arise directly from such prevention or delay, provided that PPM shall only be relieved from performing and/or delaying its obligations under this Agreement to the extent that the aforesaid act or omission restricts or precludes the performance of the Services and PPM has, promptly after the actual or potential non-compliance has come to its attention, notified KTSA thereof in writing.

5.	Charges and payment

5.1	In consideration of the provision of the Services by PPM, KTSA shall, with retrospective effect from the Effective Date, pay PPM a fixed fee of the Rand equivalent of USD [***] per calendar month (exclusive of VAT, if applicable) (“Services Fee”) in respect of the Services rendered by PPM.

5.2	It is recorded and agreed that the Services Fees is based on the personnel listed in the first column of the table in Schedule 1 spending no more than the aggregate percentage of allocated time opposite their name in rendering the Services. To the extent that PPM reasonably believes that:

(a)	additional personnel will be required to provide the any of the Services;

(b)	a person listed in the first column of the table in Schedule 1 is no longer required to provide any of the Services;

(c)	a person listed in the first column of the table in Schedule 1 will be required to spend more than the aggregate percentage of allocated time in rendering the Services; and/or

(d)	a person in the first column of the table in Schedule 1 will be required to spend less than the aggregate percentage of allocated time in rendering the Services,

PPM undertakes to promptly notify KTSA and provide KTSA with an updated Schedule 1 reflecting any additional or removed personnel (as the case may be) and the updated aggregate percentage of allocated time to be spent by each person in rendering the Services, following which the Parties shall negotiate in good faith to agree in writing any increase or decrease (as the case may be) in the Services Fee.

5.3	Without derogating from the foregoing, in the event that the employment of any personnel listed in the first column of the table in Schedule 1 is transferred to KTSA, the Services Fees shall be reduced accordingly.

5.4	On each anniversary of the Effective Date, the Services Fees shall be revised and shall be increased at [***] % per annum. By way of example, with effect from 1 January 2022, the Services Fee shall be the Rand Equivalent of USD [***]

5.5	At the end of each calendar quarter, PPM shall provide to KTSA three separate invoices for each calendar month in the following quarter specifying the Services Fee for each such calendar month and any accrued PPM Expenses for each calendar month in the prior quarter. KTSA shall pay the Services Fee monthly in advance on the first business day of each calendar month.

5.6	KTSA shall pay to PPM the outstanding Services Fee for the period 1 January 2021 to date of execution within 5 days of execution of this Agreement.

5.7	The Service Fees and PPM Expenses shall be paid in full in Rands in cleared funds (without deduction or set-off) to the bank account detailed below or as otherwise nominated in writing by PPM:

Beneficiary Bank	[***]

Branch	[***]

Branch code	[***]

Account Number	[***]

5.8	KTSA shall promptly reimburse PPM in respect of the reasonable costs of hotel, subsistence, travelling, communications and any other reasonable ancillary expenses reasonably incurred by any individual whom PPM engages in connection with the Services, the cost of any materials and the cost of services reasonably and properly provided by third parties and required by PPM for the supply of the Services (“PPM Expenses”), provided that PPM has either (i) obtained the prior written approval of KTSA to which the PPM Expenses relate; (ii) such PPM Expenses which have been approved by the KTSA board of directors; or (iii) in terms of any applicable KTSA budget specifically in respect of such PPM Expenses. For the avoidance of doubt, PPM shall not be entitled to recover the cost of appointing any consultant or sub-contractor to perform any part of the Services on its behalf.

5.9	Without prejudice to any other right or remedy that it may have, if KTSA fails to pay PPM the Services Fee on the date upon which the Services Fee is due, owing and payable by KTSA to PPM, PPM may:

(a)	charge interest on such sum from the due date for payment at the Interest Rate (applicable during the relevant quarter in which payment of such due sum is outstanding) accruing on a daily basis until payment is made, whether before or after any judgement, and KTSA shall pay the interest immediately on demand. The said interest shall be compounded monthly. The Interest Rate will be calculated on a basis of a 360 day year for actual days lapsed; and

(b)	suspend the Services until payment has been made in full.

5.10	All sums accrued but not yet payable to PPM under this Agreement shall become due immediately on its termination, despite any other provision.

This clause 5.10 is without prejudice to any right to claim for interest under the law or any such right under this Agreement.

6.	Quality of services

6.1	PPM hereby warrants as at the Signature Date and the Effective Date and covenants to KTSA for the entire duration of this Agreement that:

(a)	it has the expert skill and knowledge to provide the Services;

(b)	it will perform the Services in accordance with Reasonable and Prudent Standards;

(c)	the Services will conform with all descriptions and specifications reasonably required by KTSA in relation to the Services to be provided to each of them; and

(d)	the Services will be provided in accordance with all applicable Laws, from time to time in force, and PPM will inform KTSA, as soon it becomes aware of any changes in any such Law and/or any breach by it of such Law.

6.2	PPM hereby warrants as at the Signature Date and the Effective Date that:

(a)	it is not aware (having made all reasonable enquiries) of any fact, matter or circumstance which may hinder it from performing the Services; and

(b)	it is not aware (having made all reasonable enquiries) of any fact, matter or circumstance which is likely to result in it not being able to maintain the consents, licences, permits, registrations, approvals and other authorities required by PPM in order to provide the Services after the Effective Date.

6.3	PPM covenants to KTSA for the entire duration of this Agreement that:

(a)	it will inform KTSA should it become aware of any fact, matter or circumstance:

(i)	which may hinder it from performing the Services; and/or

(ii)	relating to any breach by any employees of any term of this Agreement;

(b)	it will inform KTSA should it become aware of any fact, matter or circumstance which is likely to result in it not being able to maintain the consents, licences, permits, registrations, approvals and other authorities required by: (i) PPM in order to provide the Services; and/or (ii) the operations of KTSA;

(c)	it will forthwith disclose to KTSA all facts and circumstances within its knowledge which would reasonably be likely to be material to KTSA in relation to the appointment of PPM to perform the Services; and

(d)	it will provide the Services and to this end shall use its reasonable endeavours:

(i)	to procure that each personnel providing the Services acts with integrity and exercises all reasonable skill, care and diligence in providing the Services;

(ii)	to protect and promote the business and interests of KTSA.

6.4	The provisions of this clause 6 shall survive any performance, acceptance or payment pursuant to this Agreement and shall extend to any substituted or remedial Services provided by PPM.

7.	Confidentiality

7.1	Any information obtained by a Party in terms of, or arising from this Agreement shall be treated as confidential by the Parties and shall not be used, divulged or permitted to be divulged to any person not being a Party to this Agreement, without the prior written consent of the other Parties save that:

(a)	each Party shall be entitled to disclose such information to its employees, and to its directors, shareholders, professional advisors and funders. Before revealing such information to any such persons, it undertakes to procure that the persons are aware of the confidential nature of the information being made available to them;

(b)	each Party shall be entitled to disclose any information which is required to be furnished by law or regulation or by existing contract as at the Signature Date; and

(c)	no Party shall be precluded from using or divulging such information in order to pursue any legal remedy available to it.

7.2	In the event that a Party is required to disclose information as contemplated in Clause 7.1(a), such Party will:

(a)	advise the other Parties in respect of whom such information relates (the “Relevant Party”) in writing prior to disclosure, if possible;

(b)	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

(c)	afford the Relevant Party a reasonable opportunity, if possible, to intervene in the proceedings;

(d)	comply with the Relevant Party’s reasonable requests as to the manner and terms of such disclosure; and

(e)	notify the Relevant Party of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it was made.

8.	Limitation of liability

8.1	The maximum aggregate liability of PPM to KTSA with respect to any and all claims under this Agreement in any consecutive twelve month period, whether in contract, delict (including negligence), for breach of statutory duty, or otherwise, shall be limited in respect of all claims (connected or unconnected) in any such consecutive twelve month period, to the equivalent of the total Service Fees actually paid by KTSA to PPM in the preceding twelve months, provided that the maximum aggregate liability of PPM with respect to any and all claims under this Agreement shall be limited to the aggregate of Services Fees paid by KTSA to PPM in the first 12 months of this Agreement or the period from the Effective Date to termination whichever is the lesser time.

8.2	This Clause 8 shall not limit liability of PPM in any case of corrupt acts, fraud, deliberate default or reckless misconduct by it or any of its employees.

9.	Termination

9.1	Without affecting any other right or remedy available to it, each party shall be entitled to terminate the Agreement by giving not less than 6 months’ written notice to the other Party.

9.2	Notwithstanding clause 9.1 and without prejudice to any other rights or remedies which the Parties may have either Party may terminate the Agreement without liability to the other immediately on giving notice to the other, if:

(a)	the other Party fails to pay any amount due under this Agreement on the due date for payment and remains in default not less than 14 days after being notified in writing to make such payment other than in instances where there is a bona fide dispute between the Parties as to whether the Party claiming payment has discharged its reciprocal obligations pursuant to which such payment is to be made and the other Party withholds payment of fees relevant to such dispute pending the resolution of such dispute; or

(b)	the other Party commits a material breach of any of the material terms of this Agreement and (if such a breach is remediable) fails to remedy that breach within 30 days of that Party being notified in writing of the breach; or

(c)	the other Party suspends, or threatens to suspend, payment of its debts, is unable to pay its debts as they fall due, admits inability to pay its debts; or

(d)	the other Party commences negotiations with all, or any class of, its creditors with a view to rescheduling any of its debts, or makes a proposal for, or enters into any compromise or arrangement with, its creditors other than for the sole purpose of a scheme for a solvent amalgamation of that Party with one or more other companies, or the solvent reconstruction of that Party; or

(e)	an order is made, for or in connection with the winding up of the other Party other than for the sole purpose of a scheme for a solvent amalgamation of that Party with one or more other companies, or the solvent reconstruction of that Party; or

(f)	an administrator is appointed over the other Party; or

(g)	a floating charge holder over the material assets of the other Party has appointed an administrative receiver; or

(h)	a receiver is appointed over the material assets of the other Party; or

(i)	any event occurs with respect to the other Party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in clause 9.2(d) to 9.2(h) inclusive; or

(j)	the other Party suspends or ceases to carry on all or a substantial part of its business.

9.3	On termination of this Agreement for any reason:

(a)	KTSA shall immediately pay to PPM all amounts due, owing and payable under this Agreement;

(b)	the accrued rights, remedies, obligations and liabilities of the Parties as at termination shall not be affected, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination; and

(c)	clauses which expressly or by implication have effect after termination shall continue in full force and effect, including the following clauses: clause 6 (Quality of services), clause 7 (Confidentiality), clause 8 (Limitation of liability), clause 13 (Notices), clause 14 (Dispute resolution), and clause 15 (Governing law and jurisdiction).

10.	Force majeure

10.1	A Party is not liable for a failure to perform any of its obligations under this Agreement in so far as it proves:

(a)	that the failure was due to an impediment beyond its control and without the fault, negligence or breach of contract;

(b)	that it could not reasonably be expected to have taken the impediment and its effects upon the Party’s ability to perform into account at the time of the conclusion of the contract; and

(c)	that it could not reasonably have avoided or overcome the impediment or at least its effects.

10.2	An impediment in clause 10.1 may result from events such as the following, this enumeration not being exhaustive:

(a)	war, whether declared or not, civil war, civil violence, riots and revolution, acts of piracy, acts of sabotage;

(b)	natural disasters such as violent storms, cyclones, earthquakes, tidal waves, floods, destruction by lightening;

(c)	explosions, fire, destruction of machines, of factories and of any kind of installations;

(d)	boycotts, strikes and lock-outs of all kinds, go-slow, occupation of factories and premises, and work stoppages;

(e)	acts of authority, whether lawful or unlawful, apart from acts for which the Party seeking relief has assumed the risk by virtue of any other provisions of this Agreement; and apart from the matters mentioned in clause 10.3.

10.3	For the purposes of clause 10.1 “impediment” does not include lack of authorisations, of licenses, or permits or of approvals necessary for the performance of the Services.

10.4	Relief from liability for non-performance by reason of the provisions of clause 10 shall commence on the date upon which the Party seeking relief gives notice of the impediment relied upon and shall terminate upon the date upon which such impediment ceases to exist; provided that if such impediment continues for a period of more than 6 (six) months either affected Party shall be entitled to terminate this Agreement by written notice to the other affected Party. For the avoidance of doubt, if PPM is prevented from performing the Services as a consequence of an impediment which satisfies the requirements of clause 10.1, KTSA shall not be required to pay the Services Fee in respect of any period during which PPM is prevented from performing the Services as a result of that impediment. The impediment, however, shall not apply to KTSA’s obligations to pay PPM any monies due and/or owing in terms of the Agreement.

10.5	The Party seeking relief shall:

(a)	as soon as reasonably practicable after the start of the impediment but no later than 7 days from its start, notify the other party in writing of the impediment, the date on which it started, it’s likely or potential duration, and the effect of the impediment on its ability to perform any of its obligations under the Agreement; and

(b)	use all reasonable endeavours and take all reasonable steps to terminate the circumstances giving rise to the impediment and minimise the effect of such circumstances upon the performance of its obligations under this Agreement (to the extent that it is within its reasonable powers to do so).

10.6	Notwithstanding any other provision of this clause 10, the occurrence of an impediment shall not relieve a Party from an obligation which arose before the occurrence of that impediment.

11.	General

11.1	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

11.2	A waiver of any right or remedy under this Agreement is only effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. A failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by law shall preclude or restrict the further exercise of any such right or remedy.

11.3	If any court or competent authority finds that any provision of this Agreement (or part of any provision) is invalid, illegal or unenforceable, that provision or part-provision shall, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this Agreement shall not be affected.

11.4	This Agreement constitutes the entire agreement between the Parties in relation to its subject matter and supersedes and extinguishes all previous drafts, arrangements, understandings or agreements between them, whether written or oral, relating to the subject matter of this Agreement.

11.5	Each Party acknowledges that, in entering into this Agreement, it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) that is not set out in this Agreement. Each Party agrees that its only liability in respect of those representations and warranties that are set out in this Agreement (whether made innocently or negligently) shall be for breach of contract.

11.6	Nothing in this Agreement shall limit or exclude any liability for fraud.

11.7	Neither Party shall, without the prior written consent of the other, assign, transfer, charge, mortgage, subcontract or deal in any other manner with all or any of its rights or obligations under this Agreement.

11.8	Nothing in this Agreement is intended to, or shall operate to, create a partnership between the Parties, or to authorise either Party to act as agent for the other, and neither Party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way (including the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power).

11.9	At all times during the performance of the Services, PPM shall be an independent contractor and is not an employee or agent of KTSA.

12.	Rights of third parties

A person who is not a Party to this Agreement shall not have any rights under or in connection with it.

13.	Notices

13.1	A notice or communication given to a Party under or in connection with this Agreement:

(a)	shall be in writing;

(b)	shall be signed by or on behalf of the Party giving it;

(c)	shall be sent for the attention of the person, at the address or fax number specified in this clause (or to such other address, fax number or person as that Party may notify to the other, in accordance with the provisions of this clause); and

(d)	shall be:

(i)	delivered personally;

(ii)	sent by commercial courier;

(iii)	sent by email; or

(iv)	sent by pre-paid first-class post or recorded delivery.

13.2	The addresses for service of a notice are as follows:

(a)	PPM:

(i)	Physical:	[***]

(ii)	Postal:	[***]

(iii)	email:	[***]

(b)	KTSA:

(i)	Physical:	[***]

(ii)	Postal:	[***]

(iii)	email:	[***] and [***]

(iv)	for the attention of:	[***] and [***]

13.3	If a notice or other communication has been properly sent or delivered in accordance with this clause, it will be deemed to have been received as follows:

(a)	if delivered personally, at the time of delivery; or

(b)	if delivered by commercial courier, at the time of signature of the courier’s receipt; or

(c)	if sent by email, on the business day immediately succeeding the date of successful transmission thereof; or

(d)	if sent by pre-paid first-class post or recorded delivery, at 9.00 am on the second day after posting. 13.4

13.4	For the purposes of this clause:

(a)	all times are to be read as local time in the place of deemed receipt; and

(b)	if deemed receipt under this clause is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of receipt), the notice or other communication is deemed to have been received when business next starts in the place of receipt.

14.	Dispute resolution

14.1	Amicable Settlement

If any dispute arises between the Parties, they shall use all reasonable endeavours to resolve the matter amicably and in good faith. If one Party gives the other Party notice that a dispute has arisen and the Parties are unable to resolve such dispute within 30 (thirty) days of service of such notice, then such dispute shall be referred to the respective chairmen or chief executives or other nominated senior representative of the Parties. No Party shall resort to arbitration against the other Party under this Agreement until at least 30 (thirty) days after such referral. This shall not affect a Party’s right to seek interim relief.

14.2	Arbitration

(a)	Unless provided for to the contrary in this Agreement, a dispute which arises in regard to:

(i)	the interpretation of;

(ii)	the carrying into effect of;

(iii)	any of the Parties’ rights and obligations arising from;

(iv)	the termination or purported termination of or arising from the termination of; or

(v)	the rectification or proposed rectification of this Agreement, or out of or pursuant to this Agreement or on any matter which in terms of this Agreement requires agreement by the Parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction), and which is not resolved in accordance with clause 14.1, shall, on written demand, be submitted to arbitration in Johannesburg in accordance with the Arbitration Foundation of South Africa (“AFSA”) rules, which arbitration shall be administered by AFSA.

(b)	Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the Parties or failing agreement within 10 (ten) business days of the demand for arbitration, then either Party shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate or attorney of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the Parties failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the dispute.

(c)	Either Party may appeal the decision of the arbitrator in terms of the AFSA rules for commercial arbitration.

(d)	Nothing herein contained shall be deemed to prevent or prohibit a Party from applying to court for urgent relief or for judgment in relation to a liquidated claim.

(e)	Any arbitration in terms of this clause (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

(f)	The Parties agree that the written demand by a Party in terms of clause 14.2(a) that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, No 68 of 1969.

15.	Governing law and jurisdiction

15.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims), shall be governed by, and construed in accordance with, the law of the Republic of South Africa.

15.2	Notwithstanding anything to the contrary contained in clause 14, either Party shall be entitled to apply for any interdict (or any other matter that cannot be resolved pursuant to clause 14) to be heard by any competent court having jurisdiction. In this regard, the Parties submit to the nonexclusive jurisdiction of the courts of the Republic of South Africa.

This Agreement has been entered into on the date stated at the beginning of it.

EXECUTION PAGE FOLLOWS:

FOR	PILANESBERG PLATINUM MINES PROPRIETARY LIMITED

Signature:	/s/ Erich Clarke

Date:	4 November 2021

Place	Centurion, South Africa

FOR	KELLTECHNOLOGY SOUTH AFRICA (RF) PROPRIETARY LIMITED

Signature:	/s/ [ILLEGIBLE]
Name:	who warrants that he / she is duly authorised thereto ILLEGIBLE

Date:	3 November 2021

Place	[***]

FOR	KELLTECHNOLOGY SOUTH AFRICA (RF) PROPRIETARY LIMITED

Signature:	/s/ [ILLEGIBLE]
Name:	who warrants that he / she is duly authorised thereto ILLEGIBLE

Date:	4 November 2021

Place	[***]

Schedule 1 - Personnel involved in rendering the Services and percentage of hours to be spent by each such personnel